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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in Post-Effective Amendment No. 35 to the Registration Statement on Form N-1A (File No. 2-73024) of our report dated February 22, 2000 relating to the financial statements and financial highlights appearing in December 31, 1999 Annual Report to the Shareholders of the Total Return Fund, Capital Appreciation Fund, Government Bond Fund, Money Market Fund, Small Company Fund, Income Fund, Strategic Growth Fund, Strategic Value Fund, Equity Income Fund, High Income Bond Fund, Balanced Fund, Multi Sector Bond Fund, Small Cap Value Fund, Select Advisors Small Cap Growth Fund, Global Equity Fund and Mid Cap Index Fund (sixteen portfolios constituting the Nationwide Separate Account Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights" in the Prospectuses and "Independent Accountants" in the Statement of Additional Information.


Columbus, Ohio
May 1, 2000